Exhibit 10.3
FIRST AMENDMENT TO INDUSTRIAL LEASE
THIS FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (“the Amendment”) is made and effective as of January 20, 2015, by and between the Economic Development Authority of Montgomery County, Virginia (“Landlord”), a public body corporate, having a principal place of business at 755 Roanoke Street, Suite 2H, Christiansburg, Virginia, 24073 and Luna Innovations Incorporated (“Tenant”), a Virginia Corporation, having a principal place of business at 3155 State Street, Blacksburg, Virginia 24060.
WHEREAS, the Landlord and Tenant have entered into that certain Industrial Lease Agreement dated as of the 1st day of October, 2014 (the “Lease”), whereby the Landlord leased to Tenant 41,900 sq. ft. located in the 109,000 sq. ft. Technology Manufacturing Building (“the Building”) situated in the Blacksburg Industrial Park, 3155 State Street, Blacksburg, Virginia 24060, such space being more particularly described in the Lease (“the premises”); and
WHEREAS, approximately an additional One Million One Hundred Thousand Dollars ($1,100,000) is required in upfit costs to cover the design and construction required under Phase 2 to convert the cleanroom into lab space and renovate the front office area and cafeteria as shown on the attached drawing entitled “Blacksburg Technology Building Tenant Upfit for Luna Innovations-Phase 2 dated November 12, 2014” prepared by Thomas Koontz, PC (the “Phase 2 Renovations”); and
WHEREAS, the Landlord is willing to increase the upfit allowance to cover the Phase 2 Renovations in return for the Tenant agreeing to extend the term of the Lease from six to ten years; increase the lease rate by two dollars per sq. ft. in years seven through ten and increase the Letter of Credit to One Million Dollars; and
WHEREAS, the Landlord and Tenant desire to Amend Section 1.2, Section 1.4, Section 3.1.1. and Section 3.1.3. of the Lease pursuant to the terms and conditions set forth therein.
NOW, THEREFORE, in consideration of the rents, covenants and agreements herein set forth and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. The recitals set forth above are incorporated herein by reference and all capitalized terms not otherwise defined herein shall have the meaning as set forth in the Lease.
2.    Section 1.2 Term of the Lease is deleted in its entirety and replaced with the following:
1.2 Term. The term of this Lease (the “Term”) shall commence (the Commencement Date”) on October 15, 2014, and shall expire as of 11:59 p.m. on December 31, 2024, unless terminated sooner, renewed or extended as provided herein. Notwithstanding the fact that the Commencement Date is subsequent to the effective date of this Lease, the parties agree that each have vested rights hereunder and that this Lease constitutes a binding and valid obligation of each as of the date this Lease is fully executed.
3. Section 1.4 Upfit Allowance of the Lease is deleted in its entirety and replaced with the following:
1.4 Upfit Allowance. The Landlord shall provide the Tenant with an upfit improvement allowance of One Million, Six Hundred Thousand Dollars ($1,600,000) (the “Up Fit Allowance”) to be used to cover design and construction costs to convert the cleanroom into useable lab space and to renovate the front office area and cafeteria as shown on Exhibit C (altogether the “Renovations”). The Renovations are generally divided for ease of reference into Phase 1 and Phase 2. Landlord engaged Thomas Koontz Architect, PC, to prepare architectural plans and drawings for the Renovations in Phase 2, as shown on the Blacksburg Technology Building Tenant Upfit for Luna Innovations-Phase 2 dated November 12, 2014” prepared by Thomas Koontz, PC (as such Renovations are thus described, the “Phase 2 Renovations’). Landlord has agreed that the Phase 2 Renovations will be completed under and within the Up Fit Allowance. Therefore, the Up Fit Allowance can only be exceeded if Tenant requests changes to the Phase 2 Renovations that it has been informed in writing will exceed the Up Fit Allowance and agrees to pay the excess; Landlord shall have no obligations to accept such changes unless Tenant thus agrees to pay the excess by providing the Landlord with additional funds required to pay for the excess. Landlord shall review with and obtain consent from the Tenant on the construction bids or quotes received for the Renovations and obtain prior written consent for any bids or quotes that would exceed the Up Fit Allowance.
4.    Section 3.1.1. Payment of the Lease is deleted in its entirety and replaced with the following:
3.1.1. Payment. Beginning on October 15, 2014 and lasting through December 31, 2014, the lease rate for the Premises shall be $0.00. Beginning January 1, 2015 and lasting through December 31, 2020, the Tenant shall pay Landlord per month Base Rent for the Premises in advance, without demand or setoff in the amount of Thirty-Eight Thousand, Four Hundred Eight Dollars ($38,408.00) for 41,900 sq. ft. at $11.00 per sq. ft. Beginning January 1, 2021 and lasting through December 31, 2024, the Tenant shall pay the Landlord per month Base Rent for the Premises in advance, without demand or setoff in the amount of Forty-Five Thousand, Three Hundred Ninety-Two Dollars ($45,392.00) for 41,900 sq. ft. at $13.00 per sq. ft. Base Rent shall be due on or before the first day of each successive calendar month during the Term in lawful money of the United States of America, without prior notice or demand at such place or places as may be designated in writing from time to time by Landlord. The Tenant’s proportionate share of the real estate taxes on the premises is included in the Tenant’s Base Rent.

5. Section 3.1.3 Letter of Credit of the Lease is deleted in its entirety and replaced with the following:
3.1.3 Letter of Credit. The Tenant shall maintain at all times throughout the entire term of the Lease including renewals, unless otherwise agreed by the Landlord, a Letter of Credit issued by a bank in the New River/Roanoke Valley or by Silicon Valley Bank in a form acceptable to the Landlord in the amount of One Million Dollars ($1,000,000), against which the Landlord may draw upon the occurrence of default by Tenant under this Lease and may be used by the Landlord as security against damages and the Tenant not making lease payments. The Letter of Credit shall be governed by the “Uniform Customs and Practices for Commercial Documentary Credits” promulgated by the XIII Congress of the International Chamber of Commerce (International Chamber of Commerce Brochure No. 500, 1993 revision) and the provisions of the Uniform Commercial Code – Letter of Credit, Title 8.5A of the Code of Virginia, 1950, as amended. The Landlord agrees to reimburse the Tenant for the annual costs of obtaining the Letter of Credit up to a 2% fee annually.
6.    This Amendment may be executed in any number of identical counterparts and, as so executed, shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatures to the original or the same counterpart.
7.    Except as specifically amended herein, the Lease shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

THE ECONOMIC DEVELOPMENT AUTHORITY OF MONTGOMERY COUNTY, VIRGINIA

By: /s/ Eric Johnsen____________________
Eric Johnsen, Chair              LUNA INNOVATIONS INCORPORATED

By: /s/Scott A. Graeff __________________
Scott A. Graeff, Chief Strategy Officer
and Treasurer

COMMONWEALTH OF VIRGINIA,
COUNTY OF MONTGOMERY, to-wit:

I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Eric Johnsen, Chair of the Economic Development Authority of Montgomery County, Virginia, has signed the foregoing Lease Amendment before me in my jurisdiction aforesaid.

Given under my hand this ___20____ day of January__, 2015.

My commission expires: 02-28-15
Registration Number: 271971

/s/ Brenda Rigney
Notary Public

COMMONWEALTH OF VIRGINIA,
COUNTY/CITY OF Roanoke, to-wit;

I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Scott A. Graeff, Chief Strategy Officer of Luna Innovations Incorporated has signed the foregoing Lease Amendment before me in my jurisdiction aforesaid.

Given under my hand this 12th day of January    , 2015.

My commission expires: March 31, 2017
Registration Number: 7286924

/s/ Janice P. Rettinghaus
Notary Public

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